UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2010

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2010, the Board of Directors of Wilhelmina International, Inc. (the “Company”) held a special meeting of directors (the “Special Meeting”) at which James Risher and Jonathan Bren expressed their intention to resign as directors of the Company.  Mr. Risher tendered his resignation after the conclusion of the Special Meeting on January 30, 2010.  Mr. Bren tendered his resignation the following day on January 31, 2010.  At the Special Meeting, the Board of Directors of the Company reduced the size of the Board of Directors from seven (7) directors to five (5) directors effective upon the resignations of Messrs. Risher and Bren.

As previously disclosed, the Board of Directors intends to appoint Dieter Esch (“Esch”) and Brad Krassner (“Krassner”) to fill vacancies created by the prior resignations of Dr. Hans Boehlk and Derek Fromm on November 18, 2009 and November 19, 2009 respectively, which appointments will result in all five (5) directorships being filled.

Item 8.01.	Other Events.

On January 30, 2010, the Board of Directors declared Esch, Esch’s stockholder affiliate Lorex Investments AG (“Lorex”), Krassner and Krassner’s stockholder affiliate Krassner Family Investments Limited Partnership (“Krassner L.P.”, and collectively with Esch, Lorex and Krassner, the “Group Members”) to be “Acquiring Persons” under the Company’s Rights Agreement dated as of July 10, 2006 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as rights agent, as amended (the “Rights Agreement”).  The Rights Agreement generally provides that any person who or which, together with its affiliates and associates, is the “Beneficial Owner” of 5% or more of the then outstanding shares of common stock (the “Common Stock”) of the Company shall be an “Acquiring Person” thereunder.  The Board of Directors concluded that the coordinated activities of the Group Members (including as expressed by the Group Members in Schedules 13D filed with the Securities and Exchange Commission and in subsequent communications to the Company) constitutes an arrangement or understanding with respect to the holding and voting of securities of the Company.  Under the Rights Agreement, any such arrangement or understanding results in the Group Members being deemed to beneficially own the shares of Common Stock of the Company held by the other Group Members.  The Board of Directors previously amended the Rights Agreement to exempt certain purchases of Common Stock by Krassner L.P. (as disclosed in the Company’s Current Report on Form 8-K filed on July 21, 2009) that would have otherwise caused the associated share purchase rights (the “Rights”) under the Rights Agreement to become exercisable.

In connection with the declaration of the Group Members as “Acquiring Persons”, the Board of Directors established a Special Committee consisting of Mark Schwarz, John Murray and Evan Stone for the purpose of evaluating how to proceed with respect to such declaration.  In the absence of an amendment of the Rights Agreement, a redemption of the Rights thereunder or other action, the Rights will become exercisable on the “Distribution Date” (which is the date that is ten (10) days after this public announcement that the Group Members have become Acquiring Persons), and all holders of Rights (except the Acquiring Persons) would have the right to exercise Rights to purchase shares of Common Stock (or other securities or assets as determined by the Company’s Board of Directors) in accordance with the terms of the Rights Agreement.  The Board of Directors could also determine to exchange each Right (other than Rights that have become void) for one share of Common Stock or an equivalent security in the absence of an amendment to the Rights Agreement prior to the Distribution Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2010	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ John Murray
		Name:	John Murray
		Title:	Chief Financial Officer